SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – November 30, 2009
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-22810	03-0311630
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification
Number)

240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044
(Address of Principal Executive Offices)

Registrant's Telephone No., including area code:  (267) 317-4009

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 15, 2009, Mace Security International, Inc. (“MSI” or the “Company”), through its subsidiary, Mace Car Wash-Arizona, Inc. (the “Subsidiary”), entered into an agreement of sale for two of the three car washes it owned in Austin, Texas for a sale price of $6.0 million. The net book value of the two car washes was approximately $5.3 million. Additionally, on April 6, 2009, the Company entered into an agreement of sale for the third of the three car washes it owned in Austin, Texas for a sale price of $3.2 million. The net book value of the third car wash was approximately $2.6 million. The two agreements (“Agreements”) were amended several times and were ultimately assigned to Seamless GCW, Ltd (“Purchaser”). Under the terms of the assigned Agreements, the Purchaser paid an amended purchase price of $8.0 million for the inventory, property and equipment, and certain intangible assets of the three Austin, Texas car washes. Costs at closing were approximately $328,000, consisting of $240,000 of broker commissions, approximately $17,000 of non-reimbursed environmental costs, and approximately $71,000 of other closing costs.

As a result of the sale, MSI’s cash increased by $5,585,000, consisting of $5,145,000 of cash received at closing on November 30, 2009 and $440,000 received through previously released escrow deposits.  Approximately $2,149,000 of the sale proceeds was used to pay-off existing bank debt in addition to payment of certain closing costs. In addition to paying the purchase price, the Purchaser assumed liability for car wash deferred revenue related to pre-sold services. MSI retained cash, accounts receivable and all other assets, and remains responsible for all remaining liabilities.   The Agreements of Sale and related amendments are filed as Exhibit 10.1 to this Current Report on Form 8-K. There is no material relationship between the Purchaser of the three car washes and MSI and the Subsidiary other than in connection with the Agreements.

Item 9.01.             Financial Statements and Exhibits.

(b)           Pro Forma Financial Information.  Pro forma financial information based on the divestiture is being filed with this Current Report on Form 8-K.  The enclosed pro forma financial information is calculated based on the Company’s financial information for its most recent completed fiscal year and quarterly period.

(d)           Exhibits The following exhibits are being filed:

10.1
Agreements consisting of: (i) Commercial Earnest Money Contract, dated as of January 15, 2009; (ii) Amendment to Commercial Earnest Money Contract dated March 16, 2009; (iii) Commercial Earnest Money Contract, dated April 6, 2009; (iv) Amendment to Commercial Earnest Money Contracts, dated as of May 27, 2009, (v) Third Amendment to Commercial Earnest Money Contracts, dated July 30, 2009; (vi) Fourth Amendment to Commercial Earnest Money Contracts, dated September 1, 2009; (vii) Fifth Amendment to Contracts dated October 9, 2009; and (viii) Assignment of Commercial Earnest Money Contract dated October 12, 2009.

99.1	Press Release issued by the Company dated December 3, 2009.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATENMENTS FOR
MACE SECURITY INTERNATIONAL, INC.

On November 30, 2009, Mace Security International, Inc. (the “Company”) completed the sale of its three Austin, Texas Car washes . The unaudited pro forma consolidated financial information shown below is based on audited and unaudited historical financial statements of the Company. The unaudited pro forma financial information presented reflects the estimated pro forma effect of the disposition on the Company.

The unaudited pro forma consolidated financial statements are as follows:

▪	An unaudited pro forma consolidated balance sheet as of September 30, 2009, giving effect to the disposition as if it occurred on September 30, 2009.
▪	An unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2009, giving effect to the disposition as if it had occurred on January 1, 2009.
▪	An unaudited pro forma consolidated statement of operations for the year ended December 31, 2008, giving effect to the disposition as if it had occurred on January 1, 2008.

The unaudited pro forma consolidated financial statements include specific assumptions and adjustments related to the disposition. These pro forma adjustments have been made to illustrate the anticipated financial effect of the disposition on the Company. The adjustments are based upon available information and assumptions that the Company believes are reasonable as of the date of this filing. However, actual adjustments may differ materially from the information presented. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which  should be read in conjunction with the unaudited pro forma consolidated financial statements. The pro forma financial statements, including notes thereto, should be read in conjunction with the historical financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and the unaudited financial statements included in the Company's Quarterly Report on Form 10-Q for the nine month period ended September 30, 2009.

The unaudited pro forma consolidated financial information presented herein is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the disposition been completed as of the dates presented. The information is not representative of future results of operations or financial position.

Mace Security International, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
(in thousands, except share data)
As of September 30, 2009

	As Reported	Business	Pro Forma
	September 30, 2009	Disposition (a)	September 30, 2009

Assets

Current Assets
Cash and cash equivalents	$3,543	$5,324	$8,867
Short-term investments	1,079	-	1,079
Accounts receivable, net	2,435	-	2,435
Inventories	5,699	-	5,699
Prepaid expenses and other current assets	2,185	-	2,185
Assets held for sale	12,088	(7,748)	4,340
Total current assets	27,029	(2,424)	24,605

Property and equipment, net	8,757	-	8,757
Goodwill	7,869	-	7,869
Other intangible assets, net	3,935	-	3,935
Other assets	1,625	-	1,625

Total assets	$49,215	$(2,424)	$46,791

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of long-term debt and capital lease obligations	$402	$-	$402
Accounts Payable	2,747	-	2,747
Income taxes payable	342	-	342
Deferred revenue	358	(44)	314
Accrued expenses and other current liabilities	4,245	(150)	4,095
Liabilities related to assets held for sale	3,136	(2,230)	906

Total current liabilities	11,230	(2,424)	$8,806

Long-term debt and capital leases, net of current portion	1,756	-	1,756
Other liabilities	481	-	481

Commitments

Stockholders’ equity:

Preferred stock- $.01 par value:	-	-	-
Authorized shares-10,000,000 Issued and outstanding-none	-
Common stock - $.01 par value:
Authorized shares-100,000,000 Issued and outstanding shares of 16,052,075	161	-	161

Additional paid-in capital	94,050	-	94,050
Accumulated other comprehensive income	(1)	-	(1)
Accumulated deficit	(58,435)	-	(58,435)
	35,775	-	35,775
Less treasury stock	(27)	-	(27)

Total stockholders’ equity	35,748	-	35,748

Total liabilities and stockholders’ equity	$49,215	$(2,424)	$46,791

Mace Security International, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Consolidated Balance Sheet
At September 30, 2009

(a)
The disposition reflects the net cash proceeds of approximately $5,145,000 in addition to $440,000 of deposits previously released to the Company, $261,000 of which was released as of September 30, 2009. Cash proceeds are net of debt payoff of approximately $2,149,000, previously released deposits, and transaction closing costs of approximately $328,000.

Mace Security International, Inc. and Subsidiaries
Unaudited Pro Forma Statement of Operations
(in thousands, except share and per share data)
For the Nine Months Ended September 30, 2009

		Business		Pro Forma
	As Reported	Disposition		Adjusted

Revenue

Security	$13,457	$-		$13,457
Digital media marketing	8,035	-		8,035
Car wash	3,841	-		3,841
	25,333	-		25,333

Cost of revenues:

Security	9,477	-		9,477
Digital media marketing	5,797	-		5,797
Car wash	3,580	-		3,580
	18,854	-		18,854

Selling, general and administrative expenses	11,627	-		11,627
Depreciation and amortization	739	-		739
Asset impairment charges	1,432	-		1,432

Operating loss	(7,319)	-		(7,319)

Interest (expense) income, net	(50)	46	(a)	(4)
Other income	55	-		55
Loss income from continuing operations before
income taxes	(7,314)	46		(7,268)
Income tax expense	95	-		95
(Loss) income from continuing operations	(7,409)	46		(7,363)
Income (loss) from discontinued operations	121	(134	)(b)	(13)
Net loss	$(7,288)	$(88)		$(7,376)

Per share of common stock (basic and diluted):

Loss from continuing operations	$(0.46)	$0.01		$(0.45)
Income from discontinued operations, net of tax	0.01	(0.01)		-
Net loss	$(0.45)	$-		$(0.45)

Weighted average shares outstanding:

Basic	16,253,765			16,253,765
Diluted	16,253,765			16,253,765

Mace Security International, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Statement of Income
For the Three Months Ended September 30, 2009

(a)	Interest income on net cash proceeds from sale.
(b)	Elimination of net income from discontinued operations.

Mace Security International, Inc. and Subsidiaries
Unaudited Pro Forma Statement of Operations
(in thousands, except share and per share data)
For the Year Ended December 31, 2008

		Business		Pro Forma
	As Restated (a)	Disposition		Adjusted

Revenue

Security	$20,788	$-		$20,788
Digital media marketing	17,290	-		17,290
Car wash	6,534	-		6,534
	44,612	-		44,612

Cost of revenues:

Security	15,813	-		15,813
Digital media marketing	12,126	-		12,126
Car wash	5,699	-		5,699
	33,638	-		33,638

Selling, general and administrative expenses	17,972	-		17,972
Depreciation and amortization	1,054	-		1,054
Asset impairment charges	5,449	-		5,449

Operating loss	(13,501)	-		(13,501)
Interest income, net	51	161	(b)	212
Other (loss) income	(2,167)	-		(2,167)
Loss from continuing operations before income taxes	(15,617)	161		(15,456)

Income tax expense	100	-		100
Loss from continuing operations	(15,717)	161		(15,556)
Income from discontinued operations	5,065	(572	) (c)	4,493
Net loss	$(10,652)	$(411)		$(11,063)

Per share of common stock (basic and diluted):

Loss from continuing operations	$(0.96)	$0.02		$(0.94)
Income from discontinued operations, net of tax	0.31	(0.04)		0.27
Net loss	$(0.65)	$(0.02)		$(0.67)

Weighted average shares outstanding:

Basic	16,464,760			16,464,760
Diluted	16,464,760			16,464,760

Mace Security International, Inc.
Notes to Unaudited Pro Forma Statement of Income
For the Year Ended December 31, 2008

(a)
Statement of operations as originally reported and restated to classify the Austin, Texas car wash operations as discontinued operations and to reclass shipping and handling charges to cost of revenues from selling, general and administrative expenses to conform to current year presentation.

(b)	Interest income on cash proceeds from sale.
(c)	Elimination of net income from discontinued operations.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 4, 2009		Mace Security International, Inc.

	By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Agreements consisting of: (i) Commercial Earnest Money Contract, dated as of January 15, 2009; (ii) Amendment to Commercial Earnest Money Contract dated effective March 16, 2009; (iii) Commercial Earnest Money Contract, executed as of April 6, 2009; (iv) Amendment to Commercial Earnest Money Contracts, dated as of May 27, 2009, (v) Third Amendment to Commercial Earnest Money Contracts, dated July 30, 2009; (vi) Fourth Amendment to Commercial Earnest Money Contracts, dated September 1, 2009; (vii) Fifth Amendment to Contracts dated October 9, 2009; and (viii) Assignment of Commercial Earnest Money Contract dated October 12, 2009.

99.1	Press Release issued by the Company dated December 3, 2009.